Exhibit 5.1

NORTH POINT  — 901 LAKESIDE AVENUE  — CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 — FACSIMILE: +1.216.579.0212

March 12, 2015

The Timken Company

4500 Mt. Pleasant Street, N.W.

North Canton, Ohio 44720-5450

Re:	Registration Statement on Form S-4 Filed by The Timken Company
Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel for The Timken Company, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $350,000,000 aggregate principal amount of 3.875% Senior Notes due 2024 of the Company (the “Exchange Notes”) for an equal principal amount of 3.875% Senior Notes due 2024 of the Company outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of August 20, 2014 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For purposes of the opinion expressed herein, we have assumed that: (i) the Trustee has authorized, executed and delivered the Indenture; (ii) the Outstanding Notes have been, and the Exchange Notes will be, duly authenticated by the Trustee in accordance with the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

ALKHOBAR  —  AMSTERDAM   —  ATLANTA  —  BEIJING  —  BOSTON   —  BRUSSELS  —  CHICAGO  —   CLEVELAND  —  COLUMBUS  —  DALLAS DUBAI  —  DÜSSELDORF  —  FRANKFURT   —  HONG KONG  —  HOUSTON  —  IRVINE  —   JEDDAH  —  LONDON  —  LOS ANGELES  —  MADRID MEXICO CITY  —  MIAMI  —  MILAN  —   MOSCOW  —  MUNICH  —  NEW YORK  —  PARIS  —  PERTH  —   PITTSBURGH  —  RIYADH  —  SAN DIEGO SAN FRANCISCO  —  SÃO PAULO  —  SHANGHAI  —  SILICON VALLEY  —  SINGAPORE  —  SYDNEY  —   TAIPEI  —  TOKYO  —  WASHINGTON

The Timken Company

March 12, 2015

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day